AMENDMENT TO FUND PARTICIPATION AGREEMENT
                                      AMONG
                    KEMPER INVESTORS LIFE INSURANCE COMPANY,
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,
                           INVESCO FUNDS GROUP, INC.,
                                       AND
                           INVESCO DISTRIBUTORS, INC.

WHEREAS, Kemper Investors Life Insurance Company, INVESCO Variable Investment Funds, Inc., INVESCO Funds Group, Inc., and INVESCO Distributors, Inc. entered into a Fund Participation Agreement ("Agreement") on May 1, 2001; and

WHEREAS, the parties desire to amend the Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Agreement is deleted in its entirety and replaced with the following:

                                   SCHEDULE A

The following separate Accounts and Associated Contracts of Kemper Investors Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

CONTRACTS FUNDED BY SEPARATE ACCOUNT    NAME OF SEPARATE ACCOUNT
------------------------------------    ------------------------
Zurich Kemper LifeInvestor              KILICO Variable Separate Account
Scudder Destinations Life               KILICO Variable Separate Account
Scudder Destinations                    KILICO Variable Annuity Separate Account
Scudder ZS4                             KILICO Variable Annuity Separate Account

All terms and conditions of the Fund Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 13, 2002.


KEMPER INVESTORS LIFE INSURANCE COMPANY   INVESCO FUNDS GROUP, INC.


By: /s/Linda K. Wagner, SVP                   By: /s/Ronald L. Grooms
    -------------------------                     ---------------------------
Name, Title:                                  Ronald L. Grooms, Senior Vice President



INVESCO VARIABLE INVESTMENT FUNDS, INC.   INVESCO DISTRIBUTORS, INC.



By: /s/Ronald L. Grooms                   By: /s/Ronald L. Grooms
    -------------------------                 -------------------------------
    Ronald L. Grooms, Treasurer               Ronald L. Grooms, Senior Vice President